Exhibit 10.29
KINGSWAY FINANCIAL SERVICES INC.
2020 EQUITY INCENTIVE PLAN
Restricted Stock Agreement
This Restricted Stock Agreement (“Restricted Stock Agreement”) evidences the grant to [INSERT PARTICIPANT NAME] (the “Participant”) by Kingsway Financial Services Inc. (the “Company”) of the right to receive shares of Common Stock of the Company on the terms and conditions provided for below (the “Granted Shares”) pursuant to the Kingsway Financial Services Inc. 2020 Equity Incentive Plan (the “Plan”). This Restricted Stock Agreement and the Granted Shares hereunder are expressly subject to all of the terms, definitions and provisions of the Plan as it may be amended and restated from time to time. Capitalized terms used in this Restricted Stock Agreement and not defined herein shall have the meanings attributed to them in the Plan.
1.Grant Date. The date on which the Granted Shares are granted is [INSERT DATE] (the “Grant Date”).
2.Number of Granted Shares. The Company hereby grants to the Participant [INSERT NUMBER OF GRANTED SHARES] Granted Shares.
3.Vesting. Subject to the provisions of the Plan and the Participant’s continued employment with the Company, the Granted Shares shall be vested [INSERT VESTING SCHEDULE]. No accelerated vesting shall occur except as provided in the Plan or as determined by the Committee.
4.Non-Transferability of Award. The Granted Shares shall not be assignable or transferable by the Participant prior to their vesting and issuance in accordance with this Restricted Stock Agreement, except by will or by the laws of descent and distribution. In addition, no Granted Shares shall be subject to attachment, execution or other similar process prior to vesting.
5.Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income or employment tax purposes with respect to the Granted Shares, the Participant shall pay to the Company or, subject to Section 14(c), make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The minimum required withholding obligations may be settled, if so requested by the Participant, with a portion of the Granted Shares. The obligations of the Company under the Plan and this Restricted Stock Agreement shall be conditional on such payment, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.
6.Applicability of the Plan. The Granted Shares are subject to all provisions of the Plan and all determinations of the Committee shall be made in accordance with the terms of the Plan. By executing this Restricted Stock Agreement, the Participant expressly acknowledges
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Exhibit 10.29
(i) receipt of the Plan and any current Plan prospectus and (ii) the applicability of all provisions of the Plan to the Granted Shares. In the event of any inconsistency between this Restricted Stock Agreement and the Plan, the Plan shall control.
7.General Termination of Employment. Except for an employment termination that results from circumstances described in Section 8 of this Restricted Stock Agreement, upon the date on which the employment relationship between the Participant and the Company (including any subsidiary or parent of the Company) ceases to exist (the “Date of Termination”), then notwithstanding any contrary provision of this Restricted Stock Agreement, any unvested Granted Shares held by the Participant as of the Date of Termination shall be forfeited to the Company automatically.
8.Termination For Cause. In the event that the Company determines the Participant’s employment is terminated for Cause (as defined in this Section 8), any Granted Shares held by such Participant on the Date of Termination, whether vested or unvested, shall be forfeited to the Company automatically. For purposes of this Restricted Stock Agreement, and notwithstanding anything to the contrary in the Plan, the term “Cause” shall mean the Participant’s involuntary termination of employment by the Company upon the occurrence of any of the following by the Participant: (i) an intentional act of fraud, embezzlement, theft, or any other illegal act against the Company, any of which would constitute a felony; (ii) the Participant’s improper disclosure or use of the Company’s confidential information but only where the Company has established that such disclosure or use has financially and materially injured the Company; or (iii) a material breach of the Participant’s duty of loyalty to the Company but only where the Company has established that such breach has financially and materially injured the Company.
9.Escrow. The certificates representing all Granted Shares acquired by the Participant hereunder which are subject to vesting pursuant to Section 3 of this Restricted Stock Agreement shall be delivered to the Company and the Company shall hold such Granted Shares in escrow as provided in this Section 9. The Company shall promptly release from escrow and deliver to the Participant the whole number of Granted Shares, if any, as to which the applicable vesting condition pursuant to Section 3 of this Restricted Stock Agreement has been satisfied and without the legend set forth in Section 13 of this Restricted Stock Agreement. In the event of forfeiture to the Company of Granted Shares subject to the vesting pursuant to Section 3 of this Restricted Stock Agreement, the Company shall release from escrow and cancel a certificate for the number of Granted Shares so forfeited. Any securities distributed in respect of the Granted Shares held in escrow, including, without limitation, shares issued as a result of stock splits, stock dividends or other recapitalizations, shall also be held in escrow in the same manner as the Granted Shares.
10.Failure to Deliver Granted Shares to be Forfeited. In the event that the Granted Shares to be forfeited to the Company under this Restricted Stock Agreement are not in the Company’s possession pursuant to Section 9 of this Restricted Stock Agreement or otherwise and the Participant or the Participant’s survivor fails to deliver such Granted Shares to the Company (or its designee), the Company may immediately take such action as is appropriate to

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Exhibit 10.29
transfer record title of such Granted Shares from the Participant to the Company (or its designee) and treat the Participant and such Granted Shares in all respects as if delivery of such Granted Shares had been made as required by this Restricted Stock Agreement. The Participant hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.
11.Securities Law Compliance. The Participant specifically acknowledges and agrees that any sales of Granted Shares shall be made in accordance with the requirements of the Securities Act.
12.Rights as a Stockholder. The Participant shall have all the rights of a stockholder with respect to the Granted Shares, subject to the transfer and other restrictions set forth herein and in the Plan:
(a)If any Granted Shares vest subsequent to any change in the number or character of the Common Stock (through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or otherwise) occurring after the Grant Date, the Participant shall then receive upon such vesting the number and type of securities or other consideration which the Participant would have received if such Granted Shares had vested prior to the event changing the number or character of the outstanding Common Stock.
(b)Any additional shares of Common Stock, any other securities of the Company and any other property (except for cash dividends or other cash distributions) distributed with respect to the Granted Shares prior to the date the Granted Shares vest shall be subject to the same restrictions, terms and conditions as the Granted Shares to which they relate and shall be promptly deposited with the Secretary of the Company or a custodian designated by the Secretary. To the extent that the Granted Shares are forfeited prior to vesting, the right to receive such distributions shall also be forfeited.
(c)Any cash dividends or other cash distributions payable with respect to the Granted Shares prior to date the Granted Shares vest shall be distributed to the Participant as soon as reasonably practicable upon the vesting of the Granted Shares in the amount originally declared, without interest. If the Granted Shares are forfeited prior to vesting, any accumulated cash dividends or other cash distributions payable in respect of such Granted Shares shall also be forfeited. After the Granted Shares vest, any subsequent cash dividends or other cash distributions payable in respect of the Shares shall be distributed to the Participant at the same time cash dividends or other cash distributions are distributed to shareholders of the Company generally.
13.Legend. In addition to any legend required pursuant to the Plan, all certificates representing the Granted Shares to be issued to the Participant pursuant to this Restricted Stock Agreement shall have endorsed thereon a legend substantially as follows:

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Exhibit 10.29
“The shares represented by this certificate are subject to restrictions set forth in a Restricted Stock Agreement dated as of [INSERT DATE] with this Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request.”

14.Tax Liability of the Participant and Payment of Taxes.
(a)The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to the Granted Shares issued pursuant to this Restricted Stock Agreement shall be the Participant’s responsibility. Without limiting the foregoing, the Participant agrees that, to the extent that the vesting of any of the Granted Shares or the declaration of dividends on any such Granted Shares prior to their vesting results in the Participant’s being deemed to be in receipt of earned income under the provisions of the Code, the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company.
(b)Upon execution of this Restricted Stock Agreement, the Participant may file an election under Section 83 of the Code. The Participant acknowledges that if the Participant does not file such an election, as the Granted Shares vest in accordance with Section 3 of this Restricted Stock Agreement, the Participant will have income for tax purposes equal to the fair market value of the Granted Shares at such date, less the price paid for the Granted Shares by the Participant. The Participant has been given the opportunity to obtain the advice of the Participant’s tax advisors with respect to the tax consequences of the Granted Shares and the provisions of this Restricted Stock Agreement.
(c)The Participant shall be required to deposit with the Company an amount of cash equal to the amount determined by the Company to be required with respect to the statutory minimum of the Participant’s estimated total federal, state and local tax obligations associated with the vesting of the Granted Shares. In connection with the foregoing, any taxes or other amounts required to be withheld by the Company by applicable law or regulation shall be paid, at the option of the Company as follows:
(i)the Company withholding whole Shares which would otherwise be delivered to the Participant, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation; or
(ii)the Participant satisfying any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of

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Exhibit 10.29
cash which would otherwise be payable to the Participant, equal to the amount necessary to satisfy any such obligation; or (D) any combination of (A), (B), and (C). Shares to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Participant.
(d)The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.
15.Equitable Relief. The Participant specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Restricted Stock Agreement or the Plan, including the attempted transfer of the Granted Shares by the Participant in violation of this Restricted Stock Agreement, monetary damages may not be adequate to compensate the Company, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to equitable relief in any court having competent jurisdiction. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.
16.Modification; Waiver. Except as provided in the Plan or this Restricted Stock Agreement, no provision of this Restricted Stock Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing and signed by the Participant and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged, provided that any change that is advantageous to the Participant may be made by the Committee without the Participant’s consent or written signature or acknowledgement. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Restricted Stock Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The Participant acknowledges and agrees that the Committee has the right to amend the Granted Shares in whole or in part from time-to-time if the Committee believes, in its sole and absolute discretion, such amendment is required or appropriate in order to conform the Granted Shares to, or otherwise satisfy, any legal requirement (including without limitation the provisions of Section 409A of the Code). Such amendments may be made retroactively or prospectively and without the approval or consent of the Participant to the extent permitted by applicable law, provided that the Committee shall not have any such authority to the extent that the grant or exercise of such authority would cause any tax to become due under Section 409A of the Code.
17.Notices. Except as the Committee may otherwise prescribe or allow in connection with communications procedures developed in coordination with any third party administrator engaged by the Company, all notices, including notices of exercise, requests, demands or other communications required or permitted with respect to the Plan, shall be in writing addressed or delivered to the parties. Such communications shall be deemed to have been duly given to any party when delivered by hand, by messenger, by a nationally recognized overnight delivery

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Exhibit 10.29
company, by facsimile, or by first-class mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below:

If to the Participant:
to the Participant’s most recent address on the records of the Company
If to the Company:
Kingsway Financial Services Inc. 150 E. Pierce Road, Suite 600 Itasca, IL 60143 Attn: [INSERT CONTACT NAME]

(or to such other address as the party in question shall from time to time designate by written notice to the other parties).
18.Compensation Recovery. The Company may cancel, forfeit or recoup any rights or benefits of, or payments to, the Participant hereunder, including but not limited to any shares of Common Stock issued by the Company upon vesting of the Granted Shares or the proceeds from the sale of any such shares of Common Stock, under any future compensation recovery policy that it may establish and maintain from time to time, to meet listing requirements that may be imposed in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise. The Company shall delay the exercise of its rights under this Section 18 for the period as may be required to preserve equity accounting treatment.
19.Governing Law. Except to the extent that provisions of the Plan are governed by applicable provisions of the Code or other substantive provisions of federal law, the Plan and all Granted Shares made and actions taken thereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.
[Signature Page Follows]

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Exhibit 10.29
Kingsway Financial Services Inc.

By: [INSERT NAME]
Its: [INSERT TITLE]

[INSERT PARTICIPANT NAME]